CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
 Biomerica, Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-00159) and S-3 (333-19977) of our report dated July 24, 1998 appearing in the Annual Report on Form 10-KSB of Biomerica, Inc. and subsidiaries for the year ended May 31, 1998.



                                       /S/ Corbin & Wertz
                                       CORBIN & WERTZ

Irvine, California
October 22, 1998